1st ATLANTIC GUARANTY CORPORATION

                                                         Statement Date:______
                                                                 Page __ of __

                                    Form of
                               ACCOUNT STATEMENT
                                  for period
                     ______________ through _____________

Client: _____________________________   Account #:_______________
Tax ID Number: ______________________

Certificate Type:                          _____________
Face-Amount:                               _____________
Effective Date:                            _____________
Maturity Date:                             _____________
Minimum Interest Rate:                     _____________

Beginning of Current Guarantee Period:     _____________
End of Current Guarantee Period:           _____________
Interest Rate (Current Guarantee Period):  _____________

Transactions this Period:

                   Principal                                        Ending    Ending
        Interest   Payments                  Loan         Charges   Account   Surrender
 Date   Credited   Received*   Withdrawals   Repayments   Applied   Value     Value**
 --------------------------------------------------------------------------------------
      |          |           |             |            |         |        |           |
 --------------------------------------------------------------------------------------
      |          |           |             |            |         |        |           |
 --------------------------------------------------------------------------------------
      |          |           |             |            |         |        |           |
 --------------------------------------------------------------------------------------
      |          |           |             |            |         |        |           |
 --------------------------------------------------------------------------------------

* Required for Accumulator Certificates; optional for Growth Certificates; not applicable for others.

**    Does not reflect early  withdrawal  penalty equal to 12 months  interest that may apply to amounts withdrawn period to the end of a Guarantee Period.

For questions about this statement, please call us at 1-888-74-YIELD (in Maryland, 301-215-7515). Or, you may write to us at 4847 Cordell Avenue, Suite 200, Bethesda, MD 20814, Attention: Customer Service. We are available Monday-Friday 9:00 a.m. to 5:00 p.m. Eastern Standard Time.

PLEASE REFER TO THE REVERSE SIDE FOR ADDITIONAL INFORMATION

Your Account Statements, together with your Certificate Application, define the terms of your Certificate. Please keep this Statement for future reference. The following are definitions of terms used in your statement.

ACCOUNT VALUE - your principal investments(s), plus accrued interest, less withdrawals and applicable fees and charges.

CERTIFICATE - one of the face-amount certificates that we currently offer.

EFFECTIVE DATE - the date we accepted your application to purchase the Certificate.

FACE-AMOUNT - the amount that you invested at the time you purchased your Certificate, or, in the case of the Accumulator Certificate, the sum of the installments you agreed to make during the life of the Certificate.

GUARANTEE PERIOD - a time period that you selected to lock in the interest rate applicable to your principal investment for that period.

INTEREST RATE - the rate of interest that you earn on your Certificate. We guarantee the interest rate for the Guarantee Periods that you select. Interest compounds monthly, based on a 30-day month and a 360-day year.

MATURITY DATE - the date on which your Certificate matures. Your Certificate matures 20 years after its Effective Date.

MINIMUM INTEREST RATE - the minimum annual rate of interest you will earn on your principal investment during any Guarantee Period.

OUR, US, WE - 1st Atlantic Guaranty Corporation.

PRINCIPAL- the amount of your investment and, if you have an Accumulator or Growth Certificate, any subsequent investment.

SURRENDER VALUE - the amount of your Account Value imediately prior to surrender, less any applicable withdrawal charge and early withdrawal penalty assessable at the time of surrender.

YOU, YOUR - the Certificate owner.